Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73, 74U and 74V correctly, the correct answers are as follows...



						A Class	C Class	H Class	Institutional	Y Class

72. DD)
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
72. EE)
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
73. A)
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
73. B)
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
(2) Long/Short Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
74.U)
(4) Commodities Strategy Fund			443	273	1,614	n/a	n/a
(2) Long/Short Commodities Strategy Fund	3,771	1,182	7,861	1,202	0
(1) Managed Futures Strategy Fund		27,671	5,221	50,344	4,932	13,665
(3) Multi-Hedge Strategies Fund			663	549	1,913	13	n/a
74. V)
(4) Commodities Strategy Fund			$17.53	$16.71	$17.54	$n/a	$n/a
(2) Long/Short Commodities Strategy Fund	$26.65	$26.22	$26.64	$26.72	$26.74
(1) Managed Futures Strategy Fund		$25.50	$24.68	$25.50	$25.59	$25.60
(3) Multi-Hedge Strategies Fund			$22.19	$21.23	$22.20	$22.27	$n/a